[ERNST & YOUNG letterhead]





INDEPENDENT AUDITOR'S CONSENT

TO THE BOARD OF DIRECTORS OF ISPAT INTERNATIONAL N.V.


We consent to the incorporation by reference in this Registration Statement of Ispat International N.V. on Form S-8 of our report dated February 12, 2003, appearing in the Annual Report on Form 20-F of Ispat International N.V. for the year ended December 31, 2002.


/s/ Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft



/s/ M. Tabel                            /s/ E.-W. Schluschen
M. Tabel                                E.-W. Schluschen
Wirtschaftsprufer                       Wirtschaftsprufer


Hamburg, Germany
June 23, 2003